SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                         Date of Report: March 13, 2006





                                INSEQ CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                             33-0895699
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(State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey                 07856
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(Address of principal executive offices)                              (Zip Code)


                                 (973) 398-8183
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))







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ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2006 Candent Corporation surrendered to Inseq 251,507 shares of Series B Preferred Stock that Inseq issued to Candent Corporation in 2004. The 251,507 shares represented all of the outstanding shares of Series B Preferred Stock. The Series B Preferred Stock was convertible into 4.95% of the outstanding Inseq common stock, and the holder had the right to receive additional shares until the market value of the Inseq shares received on conversion totalled $2,750,000. Candent surrendered the shares in response to the decision by Inseq management to terminate the business operations that Inseq acquired from Candent in exchange for the Series B preferred shares.



ITEM  5.02    APPOINTMENT OF PRINCIPAL OFFICERS

On March 13, 2006 the Board of Directors of Inseq Corporation elected Kevin Kreisler to serve as Inseq's Chief Executive Officer. Mr. Kreisler has been the Chairman of the Board of Inseq since March 2005. James Grainer, who had been Inseq's Chief Executive Officer, will remain the Chief Financial Officer.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



INSEQ CORPORATION



               /S/      Kevin Kreisler
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By:                     KEVIN KREISLER
                        Chief Executive Officer
Date:                   March 14, 2006